Exhibit 99.1

News Release

CMC TO ACQUIRE FOLEY PRODUCTS COMPANY

•	Provides immediate scale to CMC’s precast platform, positioning CMC as the third largest player in the U.S. and a leader across the Mid-Atlantic and Southeast regions

•	Adds best-in-class precast operator with industry-leading EBITDA margins and cash flow profile to CMC’s portfolio

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Unlocks incremental upside from recently announced Concrete Pipe & Precast (“CP&P”) acquisition with complementary footprint in high-growth markets and line of sight to meaningful synergy opportunities

•	Transforms CMC’s financial profile; expected to be accretive to earnings per share and free cash flow per share in the first year

•	Drives strong free cash flow generation to provide clear path to deleveraging

Irving, TX – October 16, 2025 - Commercial Metals Company (NYSE: CMC) (“CMC”) today announced it has entered into a definitive agreement to acquire Foley Products Company (“Foley”), the largest regional supplier of precast concrete solutions in the United States and leader within the Southeastern U.S., for a cash purchase price of $1.84 billion, subject to customary purchase price adjustments. The purchase price represents a multiple of 10.3x Foley’s forecasted 2025 EBITDA. When anticipated cash tax benefits are included, the effective multiple is reduced to approximately 9.2x. The transaction is expected to be immediately accretive to earnings per share and free cash flow per share, and by year three annual run-rate synergies are expected in a range of $25 million to $30 million of EBITDA.

“The acquisition of Foley presents a unique opportunity to create immediate scale for our precast platform while adding a best-in-class business with industry-leading margins to CMC’s portfolio,” said Peter Matt, President and Chief Executive Officer. “We believe precast has significant value creation potential for CMC, and the addition of Foley will help unlock further upside from our pending acquisition of CP&P. As a result, we will be even better positioned to bring value to our customers through an expansion of CMC’s commercial portfolio into mission critical precast applications across a highly complementary footprint in the Mid-Atlantic and Southeast. Our new precast platform is also expected to transform CMC’s financial profile, bringing sustainably higher and more stable margins and cash flow, along with significant synergy opportunities as we apply best practices across the network.”

Compelling Strategic and Financial Rationale

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Provides immediate platform scale in a strategically attractive industry: Entry into the precast industry through the acquisitions of Foley and CP&P strengthens CMC’s strategic position by broadening its commercial portfolio in a way that creates additional value for customers, enhancing CMC’s exposure to powerful structural trends in construction, providing new capabilities to address construction industry challenges, and establishing a new growth platform with a significant future runway. With a 17% share of the U.S. concrete market that continues to grow, precast is a strong strategic fit for CMC, and its success will be supported by leveraging existing leadership positions in early-stage construction and deep knowledge of customers, market applications, and geographies. Following the proposed acquisitions of Foley and CP&P, CMC will operate 35 facilities across 14 states, creating the #3 precast platform in the United States and a leader in the Mid-Atlantic and Southeast.

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Presents unique opportunity to acquire a best-in-class asset: Foley’s EBITDA margin and free cash flow generation capabilities lead the industry and are enabled by long-established best practices across its operations, as well as an extensive offering of solutions and related services that customers highly value. Foley has demonstrated an ability to successfully apply this formula to its own past acquisitions, increasing EBITDA margins by an average of over 10 percentage points at acquired locations. Leveraging the best practices of both Foley and CP&P as we grow our precast platform will enable CMC to drive meaningful value creation.

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Creates meaningful synergy opportunities with CP&P: CMC has identified approximately $25 million to $30 million of operational annual run-rate synergies between Foley and CP&P by year three, with more expected to be identified in the future. The benefits will be derived from sharing of best practices to reduce manufacturing costs, increase production efficiencies, and simplify support functions. In addition to the cost synergies, CMC expects to deliver commercial synergies through cross-selling and enhancing product capabilities across geographies. These anticipated commercial benefits are not included in CMC’s current quantification of synergies.

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Enhances CMC’s business with combined precast platform that will transform financial profile: The proposed acquisitions of Foley and CP&P, creating one of the largest precast businesses in the U.S., will add a complementary new earnings driver that substantially enhances CMC’s financial profile, increasing our core EBITDA margin by 210 basis points on a pro forma basis, and driving meaningful improvement in our free cash flow. Following the completion of the transactions, approximately 32% of CMC’s total pro forma segment adjusted EBITDA will be generated by the Emerging Businesses Group and the precast platform, representing a significant increase from the 15% contributed by the Emerging Businesses Group in FY 2025. These businesses, including precast, feature higher and less volatile margins and cash flow conversion than the CMC average, while being less capital intensive relative to steelmaking.

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Generates strong free cash flow with clear path to deleveraging: The addition of Foley and CP&P to CMC will create a strong free cash flow generator. Following the completion of both acquisitions (Foley and CP&P), net debt to adjusted EBITDA is forecasted to be approximately 2.7x. CMC will prioritize debt repayment and utilize the expected enhanced cash flow provided by its precast platform to reduce net leverage to its target level of below 2.0x within 18 months.

About Foley Products Company

Foley is a leading supplier of precast concrete and pipe products to the Southeast region, with additional presence in the Central and Western U.S. The company operates 18 facilities across nine states. Foley offers one of the most comprehensive portfolio of solutions in the industry and its products are critical in drainage, water management, dry utility, and road construction applications across residential infrastructure, non-residential, and infrastructure end markets. The company is widely recognized for its leading capabilities in design, engineering, manufacturing efficiency, and quality – attributes that have propelled its growth into the largest regional precast company in the U.S. Foley Products Company was founded in 1981 by Frank Foley.

About Precast Concrete and Concrete Pipe Products

Precast concrete and concrete pipe products are construction components formed by pouring concrete into a reusable mold, then curing it in a controlled manufacturing environment. The component is then transported in its final form to a construction site for installation. This process produces durable, ready-to-use components of reliable quality that can be installed quickly, saving time, and requiring less labor than pour-in-place techniques. Precast concrete and concrete pipe serve mission-critical applications often for site infrastructure such as utility connections, water supply, or stormwater management. Precast solutions are used widely across each region of the United States, with domestic industry revenues of approximately $30 billion.

Transaction Details

The transaction has been approved by the boards of directors of Commercial Metals Company and Foley Products Company. The closing of the transaction is expected to occur in a timely manner following customary regulatory review and is subject to customary closing conditions. The Company has obtained a commitment for financing to complete the transaction.

Advisors

Moelis & Company LLC served as the exclusive financial advisor and Akin Gump served as legal counsel to CMC for this transaction.

Conference Call

Commercial Metals Company (NYSE: CMC) will host a conference call to discuss this announcement, as well as the Company’s fourth quarter financial results. CMC invites you to listen to its conference call that will be broadcast live over the internet today, October 16, 2025, at 11:00 a.m. Eastern Time (10:00 a.m. Central) with Peter Matt, President and Chief Executive Officer, and Paul Lawrence, Senior Vice President and Chief Financial Officer.

About CMC

CMC is an innovative solutions provider helping build a stronger, safer, and more sustainable world. Through an extensive manufacturing network principally located in the United States and Central Europe, we offer products and technologies to meet the critical reinforcement needs of the global construction sector. CMC’s solutions support early-stage construction across a wide variety of applications, including infrastructure, non-residential, residential, industrial, and energy generation and transmission.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, with respect to the proposed acquisitions of Foley and CP&P and the timing thereof and the expected benefits of the transactions, the ability to obtain regulatory approvals and meet other closing conditions for the proposed acquisitions, growth rates in certain reportable segments, product margins within our Emerging Business Group segment, capital expenditures, tax credits, our liquidity and our ability to satisfy future liquidity requirements, the anticipated benefits and timeline for execution our growth plan and initiatives, including our TAG operational and commercial excellence program, and our expectations or beliefs concerning future events. The statements in this news release that are not historical statements, are forward-looking statements. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “future,” “intends,” “may,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases, as well as by discussions of strategy, plans or intentions.

The Company’s forward-looking statements are based on management’s expectations and beliefs as of the time this news release was prepared. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in our filings with the Securities and Exchange Commission, including, but not limited to, in Part I, Item 1A, “Risk Factors” of our annual report on Form 10-K for the fiscal year ended August 31, 2024, and Part II, Item 1A, “Risk Factors” of our subsequent quarterly reports on Form 10-Q, as well as the following: changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of downstream contracts within our vertically integrated steel operations due to rising commodity pricing; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing; the impact of geopolitical conditions, including political turmoil and volatility, regional conflicts, terrorism and war on the global economy, inflation, energy supplies and raw materials; increased attention to environmental, social and governance (“ESG”) matters, including any targets or other ESG, environmental justice or regulatory initiatives; operating and startup risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investments; impacts from global public health crises on the economy, demand for our products, global supply chain and on our operations; compliance with and changes in existing and future laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; evolving remediation technology, changing regulations, possible third-party contributions, the inherent uncertainties of the estimation process and other factors that may impact amounts accrued for environmental liabilities; potential limitations in our or our customers’ abilities to access credit and non-compliance with their contractual obligations, including payment obligations; activity in repurchasing shares of our common stock under our share repurchase program; financial and non-financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions and realize any or all of the anticipated synergies or other benefits of acquisitions; the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third-party consents and approvals; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; the impact of goodwill or other indefinite-lived intangible asset impairment charges; the impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including changes to current trade regulations, such as Section 232 trade tariffs and quotas, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; our ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; our ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks, including those related to the Pacific Steel Group litigation and other legal proceedings; risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots.

Media Contact:

Susan Gerber

(214) 689-4300